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                                                                     EXHIBIT 4.4

                              CERTIFICATE OF TRUST

                                       OF

                            YORKSHIRE CAPITAL TRUST I

     THIS CERTIFICATE OF TRUST of Yorkshire Capital Trust I (the "Trust"), dated February 4, 1998, is being duly executed and filed by the undersigned, as trustees of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

     1. Name. The name of the business trust being formed hereby is Yorkshire Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                            THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee


                                            By: /s/ Walter N. Gitlin
                                               ---------------------------------
                                               Name:  Walter N. Gitlin
                                               Title: Authorized Signatory


                                            THE BANK OF NEW YORK,
                                            as Property Trustee


                                            By: /s/ Ming J. Shiang
                                               ---------------------------------
                                               Name: Ming J. Shiang
                                               Title: Assistant Vice President


                                            STEPHAN T. HAYNES,
                                            as Administrative Trustee


                                            /s/ Stephan T. Haynes

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